                                                                 (JPMORGAN LOGO)

                                                                     Exhibit 4.1

                     CAP/FLOOR COLLAR TRANSACTION (REVISION)

 This confirmation, dated 03 October 2005, supersedes any previous confirmations received referencing JPM REFERENCE NUMBER 200005065393 and 200005065440.

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

                            JPMORGAN CHASE BANK. N.A.
                                  ("JPMorgan")

                                       and

                           MITEL NETWORKS CORPORATION
                              (the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the international Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

If JPMORGAN CHASE BANK, N.A. ("JPMorgan") and MITEL NETWORKS CORPORATION (the "Counterparty") are not yet parties to an ISDA Master Agreement, the parties agree that this Transaction will be documented under a master agreement to be entered into, on or before October 11, 2005, on the basis of the printed form of the 2002 Master Agreement published by the International Swap and Derivatives Association, Inc. ("ISDA"), together with such changes as shall be agreed between the parties (the "Master Agreement"). Upon execution and delivery by the parties of the Master Agreement, this Confirmation shall supplement, form a part of, and be subject to such Master Agreement. Until the parties execute and deliver the Master Agreement, this Confirmation shall supplement, form a part of, and be subject to the printed form of 2002 Master Agreement published by ISDA, as if the parties had executed that agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law and US Dollars as the Termination Currency) on the Trade Date of this Transaction. If such 2002 Master Agreement is not executed by the parties on or before October 11, 2005, it shall constitute an Additional Termination Event under the Master Agreement, in respect of which both parties are Affected Parties.

                                                                 (JPMORGAN LOGO)

The terms of the particular Cap/Floor Collar Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):             2000005065440

Notional Amount:                     USD 55,000,000.00

Trade Date:                          26 September 2005

Effective Date:                      01 November 2005

Termination Date:                    01 November 2007, subject to adjustment in
                                     accordance with the Modified Following
                                     Business Day Convention

FIXED AMOUNT:

Fixed Rate Payer:                    Counterparty

Premium Amount:                      USD 0.00

Fixed Rate Payer Payment Date:       N/A

FLOATING AMOUNTS (1):

Floating Rate Payer:                 JPMorgan

Cap Rate:                            5.27 percent

Floating Rate Payer Payment Dates:   Each 01 May and 01 November from and
                                     including 01 May 2006 to and including the
                                     Termination Date, subject to adjustment in
                                     accordance with the Modified Following
                                     Business Day Convention and there will be
                                     an adjustment to the Calculation Period

Floating Rate Option:                USD-LIBOR-BBA

Designated Maturity:                 3 Months

Spread:                              None

Floating Rate Day Count Fraction:    Actual/360

Reset Dates:                         Each 01 January, 01 April, 01 July. and 01
                                     October beginning with October 1, 2005,
                                     subject to the Previous Business Day
                                     Convention

Compounding:                         Inapplicable

Business Days:                       New York, London, Ottawa

                                                                 (JPMORGAN LOGO)

FLOATING AMOUNTS (II):

Floating Rate Payer:                 Counterparty

Floor Rate:                          4.00000 percent

Floating Rate Payer Payment Dates:   Each 01 May and 01 November from and
                                     including 01 May 2006 to and including the
                                     Termination Date, subject to adjustment in
                                     accordance with the Modified Following
                                     Business Day Convention and there will be
                                     an adjustment to the Calculation Period

Floating Rate Option:                USD-LIBOR-BBA

Designated Maturity:                 3 Months

Spread:                              None

Floating Rate Day Court Fraction:    Actual 360

Reset Dates:                         Each 01 January, 01 April, 01 July, and 01
                                     October beginning with 01 October 2005,
                                     subject to the Previous Business Day
                                     Convention

Compounding:                         Inapplicable

Business Days:                       New York, London, Ottawa

Calculation Agent:                   JPMorgan, unless otherwise stated in the
                                     Agreement.

B. ACCOUNT DETAILS

Payments to JPMorgan in USD:         JPMORGAN CHASE BANK NA
                                     JPMORGAN CHASE BANK NA
                                     BIC: CHASUS33XXX
                                     AC No: 099997979

Payments to Counterparty in USD:     As per your standard settlement
                                     instructions.

C. OFFICES

JPMorgan:                            NEW YORK

Counterparty:                        OTTAWA

                                                                 (JPMORGAN LOGO)

D. GOVERNING LAW

The laws of the State of New York provided however that upon execution of the Master Agreement this Confirmation shall be governed by the law governing such Master Agreement.

E. DOCUMENTS TO BE DELIVERED

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

F. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

                                                                 (JPMORGAN LOGO)

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth all material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 2000005065440.

JPMorgan Chase Bank, N.A.


/s/ Cathy Stutz
-------------------------------------
Name: Cathy Stutz
Title: Associate

Accepted and confirmed as of the date
first written:
MITEL NETWORKS


/s/ D. McCarthy
-------------------------------------
Name: D. McCarthy
Title: Treasurer
Your reference number:
                       --------------


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